                                                                                                              Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On May 9, 2014, pursuant to the terms and conditions of the Agreement and Plan of  Merger dated March 10, 2014 ( the "Merger Agreement"), by and among Minerals Technologies Inc. (MTI), MA Acquisition Inc., a wholly-owned subsidiary of MTI, and AMCOL International Corporation (AMCOL), MTI acquired AMCOL by completing a tender offer to purchase AMCOL's outstanding shares of common stock and the subsequent merger of AMCOL with and into MA Acquisition Inc. At the expiration of MTI's tender offer, each tendered share of AMCOL common stock was purchased for consideration equal to $45.75 in cash, and at the effective time of the back-end merger, each share of AMCOL common stock not tendered (other than shares owned by MTI or held by AMCOL in treasury) was converted into the right to receive consideration equal to $45.75 in cash.  Upon completion of the merger, AMCOL became a wholly owned direct subsidiary of MTI. Through the tender offer and the merger, MTI paid $1.519 billion in cash to acquire all of the outstanding shares of AMCOL. See Note 3 of these unaudited pro forma condensed combined financial statements for additional information on the purchase consideration.
The unaudited pro forma condensed combined financial statements give effect to MTI's acquisition of AMCOL and the effects of  a $1,560,000,000 senior secured term loan facility (the "Term Facility"), the net proceeds of which, together with MTI's cash on hand, were used as cash consideration for the acquisition of AMCOL and to refinance certain existing indebtedness of MTI and AMCOL and to pay fees and expenses in connection with the foregoing. The unaudited pro forma condensed combined balance sheet gives effect to the AMCOL acquisition as if it had occurred on December 31, 2013 and combines MTI's December 31, 2013 condensed consolidated balance sheet with AMCOL's December 31, 2013 condensed consolidated balance sheet. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 gives effect to the AMCOL acquisition as if the acquisition occurred on January 1, 2013.
The unaudited pro forma condensed combined financial statements referred to above should be read in conjunction with the historical financial statements, including the notes thereto, of MTI (included in MTI's annual report on Form 10-K for the year ended December 31, 2013) and of AMCOL (included in AMCOL's Annual Report on Form 10-K for the year ended December 31, 2013).
The historical consolidated financial statements of MTI and AMCOL have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events and adjustments that are (1) directly attributable to the AMCOL acquisition, including the incurrence of the Term Facility related to the acquisition, (2) factually supportable, (3) with respect to the unaudited condensed combined pro forma statement of operations, expected to have a continuing impact on the combined results and (4) with respect to AMCOL's historical statements of operations, excludes the impact of discontinued operations. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes.
The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the acquisition been completed as of the date indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on information current as at July 11, 2014 (being the latest practicable date prior to the filing of this Form 8-K/A) and does not adjust to reflect any matters not directly attributable to the acquisition of AMCOL. No adjustment, therefore, has been made for actions that may be taken following the completion of the acquisition, such as any of our integration plans related to AMCOL. As a result, the actual amounts recorded in the consolidated financial statements of MTI will differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.

Minerals Technologies Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2013

(in millions)	MTI	AMCOL	Pro Forma Adjustments Note 5			Combined

Assets
Cash and cash equivalents	$490.3	$47.8		$(409.8)	(a)	$128.3
Accounts receivable, net	204.4	213.5				417.9
Inventories, net	89.2	149.2		8.0	(b)	246.4
Other current assets	31.2	50.0				81.2

Total current assets	815.1	460.5		(401.8)		873.8

Property, net	306.1	263.6		663.0	(d)	1,232.7
Goodwill	64.4	68.7		573.3	(e)	706.4
Intangible assets, net	3.5	27.9		186.2	(f)	217.6
Other non-current assets	28.4	58.0		28.7	(c)	115.1

Total assets	$1,217.5	$878.7		$1,049.4		$3,145.6

Liabilities and Shareholders' Equity
Short-term debt, including current portion of long-term debt	$13.7	$—	$			$13.7
Accounts payable	94.9	52.0				146.9
Accrued expenses	72.3	69.0		(6.0)	(c)	135.3

Total current liabilities	180.9	121.0		(6.0)		295.9

Long-term debt	75.0	249.1		1,220.3	(c)	1,544.4
Pension & post-retirement benefits	57.9	26.6		—		84.5
Deferred income taxes	—	3.2		297.2	(g)	300.4
Other non-current liabilities	29.3	32.3				61.6

Total noncurrent liabilities	162.2	311.2		1,517.5		1,990.9

Total shareholders' equity related to controlling interests	847.5	450.2		(462.1)	(h)	835.6
Noncontrolling interests	26.9	(3.7)				23.2

Total shareholders' equity	874.4	446.5		(462.1)		858.8

Total liabilities and shareholders' equity	$1,217.5	$878.7		$1,049.4		$3,145.6

See accompanying notes to unaudited pro forma condensed combined financial statements.

Minerals Technologies Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
Twelve Months Ended December 31, 2013

(in millions, except per share data)	MTI	AMCOL	Pro Forma Adjustments Note 5			Combined

Sales	$1,018.2	$1,012.7	$			$2,030.9
Cost of sales	784.5	797.1		10.0	(j)	1,591.6

Gross margin	233.7	215.6		(10.0)		439.3
Selling and administrative expense	106.8	179.8		4.0	(k)	290.6

Operating income	126.9	35.8		(14.0)		148.7
Interest expense, net	(0.3)	(10.3)		(57.4	) (l)	(68.0)
Other expense, net	(2.9)	9.8				6.9

Income from continuing operations, before income taxes	123.7	35.3		(71.4)		87.6
Income tax (expense) benefit	(34.5)	(11.0)		25.0	(m)	(20.5)
Income from affiliates and joint ventures	—	3.2		—		3.2
Income from continuing operations	89.2	27.5		(46.4)		70.3
Net (income) loss for noncontrolling interests	(3.1)	6.9		—		3.8

Net income from continuing operations attributable to MTI shareholders	$86.1	$34.4		$(46.4)		$74.1

Net income from continuing operations per common share:
Basic	$2.48	$1.06				$2.14
Diluted	$2.46	$1.05				$2.12

Weighted-average common shares outstanding:
Basic	34.7	32.5		(32.5	) (n)	34.7
Diluted	35.0	32.8		(32.8	) (n)	35.0
See accompanying notes to unaudited pro forma condensed combined financial statements.

Minerals Technologies Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1: Basis of Presentation
The unaudited pro forma condensed combined financial statements are based on the historical financial information of MTI and AMCOL, combined and adjusted to give effect to MTI's acquisition of AMCOL, the incurrence of the Term Facility, the net proceeds of which, together with MTI's cash on hand, were used as cash consideration for the acquisition of AMCOL and to refinance certain existing indebtedness of MTI and AMCOL and to pay fees and expenses in connection with the foregoing, and the repayment of certain existing indebtedness of MTI and AMCOL.
The unaudited pro forma condensed combined balance sheet assumes that the acquisition, including the repayment of AMCOL's existing senior notes due 2017 and borrowings under its credit facility, the repayment of MTI's existing senior notes due 2020 and senior notes due 2023, and the incurrence of MTI's Term Facility took place on December 31, 2013, and combines MTI's December 31, 2013 consolidated balance sheet with AMCOL's December 31, 2013 consolidated balance sheet.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 assumes that the acquisition, including the repayment of AMCOL's existing senior notes due 2017 and borrowings under its credit facility, the repayment of MTI's existing senior notes due 2020 and senior notes due 2023 (collectively, "MTI Senior Notes"), and the incurrence of MTI's Term Facility, occurred on January 1, 2013. MTI's audited consolidated statement of income for the year ended December 31, 2013 has been combined with AMCOL's audited consolidated statement of operations for the fiscal year ended December 31, 2013.
The historical consolidated financial statements of MTI and AMCOL have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events and adjustments that are (1) directly attributable to the AMCOL acquisition, including the incurrence of the Term Facility related to the acquisition, (2) factually supportable, (3) with respect to the unaudited condensed combined pro forma statement of operations, expected to have a continuing impact on the combined results and (4) with respect to AMCOL's historical statement of operations, excludes the impact of discontinued operations.  The unaudited pro forma condensed combined statements should be read in conjunction with the accompanying notes.
In addition, the unaudited pro forma condensed combined financial statements are based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of MTI and AMCOL.

•
Historical consolidated financial statements of MTI as of and for the year ended December 31, 2013 and the related notes included in MTI's Annual Report on Form 10-K for the year ended December 31, 2013.

•	Historical consolidated financial statements of AMCOL as of and for the year ended December 31, 2013 and the related notes, which are incorporated by reference into this Current Report on Form 8-K.
The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the acquisition been completed as of the date indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles which are subject to change and interpretation. Acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments presented are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements and will be revised as additional information becomes available and additional analysis is performed. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position.
Acquisition-related transaction costs such as legal, advisory, valuation and other professional fees are not included as a component of consideration transferred but are reflected as a reduction of equity, net of tax. Pre-tax transaction costs associated with the acquisition totaled $12.4 million. Therefore, $8.1 million of transaction costs, net of tax, has been reflected as a reduction to retained earnings. Additionally, the unaudited pro forma condensed combined balance sheet reflects MTI's debt related make whole fees of $3.8 million, net of tax; as a reduction to retained earnings. A statutory tax rate of 35% has been applied to such costs. These items are not presented in the pro forma condensed combined statement of operations because although they are directly attributable to the acquisition, they will not have a continuing impact on the consolidated results of the combined company.

Minerals Technologies Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the costs necessary to achieve these cost savings, operating synergies and revenue enhancements, and the costs to combine the operations of MTI and AMCOL.

The fair values of the net assets acquired are provisional based on management's preliminary estimate of the respective fair values. U.S. GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated fair value of identifiable assets and liabilities of AMCOL as of the acquisition date will be reflected as goodwill. The fair values of net assets and resulting goodwill are subject to finalizing our analysis of the fair value of AMCOL's assets and liabilities as of the acquisition date and will be adjusted upon completion of the valuation. The use of different estimates could yield materially different results.

Note 2: AMCOL historical condensed combined statement of operations-non-recurring items
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 gives effect to MTI's acquisition of AMCOL as if it occurred on January 1, 2013. The AMCOL historical financial statements for the fiscal year ended December 31, 2013 contained the following significant non-recurring items which were further described in AMCOL's press release to report results for its quarter ended September 30, 2013, filed with AMCOL's Current Report on Form 8-K filed on October 25, 2013.  No adjustments to the pro forma statement of operations were made in respect of such items and they are presented for informational purposes only.

(1)
 AMCOL's cost of sales reflects an impairment charge related to its South African chromite operations that increased cost of goods sold by $52.2 million and selling and administrative expenses by $0.1 million, and accordingly reduced operating income by $52.3 million. The after-tax impact on the AMCOL's statement of operations was $42.0 million or $1.28 per diluted share.

(2)     AMCOL's non-controlling interest reflects a $6.9 million loss, after tax, related to the non-controlling interests share of        the South African impairment loss, or $0.21 per diluted share..

(3)     The net effect of the aforementioned non-recurring items decreased AMCOL's 2013 earnings by $1.07 per diluted share.
Note 3: Purchase Consideration
The purchase price was comprised of the following (in millions, except stock price and share data):

AMCOL shares outstanding	32.6
AMCOL restricted stock units & accelerated vesting of stock options	0.6

AMCOL shares to be purchased	33.2

Purchase price	$ 45.75

Cash consideration transferred to AMCOL shareholders	$1,519.4
	$

AMCOL revolving credit facility repaid at close	$186.3	*
AMCOL senior notes repaid at close (including make-whole and interest payable)	$139.3	*

Total consideration transferred to debt and equity holders	$1,845.0

*
In accordance with the provisions of AMCOL's senior notes due 2017 and its credit facility, upon a change in control, any amounts outstanding, including make-whole provisions and accrued interest, are required to be repaid. The amounts reflected herein represent the amount of principal and interest outstanding and reflected in AMCOL's balance sheet as of the date of closing of $311.7 million and a $13.9 million make-whole provision on existing AMCOL debt.

Minerals Technologies Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 4: Estimated Purchase Price Allocation
The following table summarizes the preliminary purchase price allocation based on our preliminary estimate of fair value (in millions):

Total estimated purchase consideration transferred	$1,845.0
Book value of net assets acquired	(386.1)
Elimination of AMCOL historical goodwill and intangible assets	96.6
Fair value adjustments to other intangible assets	(214.1	) (a)
Fair value adjustments to inventories	(8.0)
Fair value adjustments to property	(663.0)
Adjustment to deferred tax liabilities to reflect fair value adjustments	297.2
Repayment of AMCOL senior notes (including make-whole and interest payable) and revolving credit facility	(325.6)

Estimated goodwill	$642.0

The entire purchase price allocation shown above is based on preliminary estimates of fair value of AMCOL's assets and liabilities, excluding any assessment for probable loss contingencies, such as legal, tax and environmental contingencies, as MTI does not currently have sufficient information to estimate the fair value. Once sufficient information is available and final valuations are performed, the purchase price allocation may differ materially from the estimates noted above.

(a)	Intangible assets – The following table summarizes the preliminary intangible asset fair values and useful lives which are subject to change upon completion of the final valuation.

(in millions)	Fair Value	Useful Life	Valuation Method
Technology	21.1	10-20 years	Relief-from royalty
Tradenames	193.0	25-40 years	Multi-period excess earnings
	$214.1
Note 5: Description of Pro Forma Adjustments
The unaudited pro forma condensed combined financial statements include the following pro forma adjustments to reflect (1) the effects of the acquisition and the portion of the incurrence of MTI's Term Facility that were used in connection with the acquisition, (2) the preliminary allocation of the purchase price, including adjusting assets and liabilities to estimated fair value, with related changes in costs and expenses and (3) with respect to AMCOL's historical statement of operations, exclude the impact of discontinued operations.
Adjustments to the unaudited pro forma condensed combined balance sheet

(a)	Sources and uses of funds (in millions):

Sources of funds:
Term Facility, net of original issue discount of $15.6 million	$1,544.4

Uses of funds:
Deferred financing fees	28.7
Repayment of AMCOL outstanding senior notes and revolving credit facility, including accrued interest	311.7
Make-whole fees relating to repayment of AMCOL senior notes	13.9
Cash consideration to holders of AMCOL common stock at $45.75 per share	1,519.4
Refinancing of MTI Senior Notes	75.0
Make-whole fees related to refinancing of MTI Senior Notes related to the acquisition due at close	5.5

Total estimated uses of funds	1,954.2

Net decrease to cash	$(409.8)

(b)	Reflects the step-up of inventory to fair value.

Minerals Technologies Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2013

(c)
On May 9, 2014, MTI entered into the $1.560 billion Term Facility, the net proceeds of which, together with MTI's cash on hand, were used as cash consideration for the acquisition of AMCOL and to refinance certain existing indebtedness of MTI and AMCOL and to pay fees and expenses in connection with the foregoing. The Term Facility has been classified as long-term based upon its terms.

The following summarizes debt-related and other pro forma balance sheet adjustments:
Adjustments to other non-current assets:

Estimated deferred financing fees incurred in connection with the Term Facility	$28.7

Net adjustment to other non-current assets related to deferred financing fees	$28.7

Adjustment to accrued expenses:

Reduction in taxes payable related to certain non-recurring charges reflected in retained earnings	(6.0)

Net adjustment to accrued expenses	$(6.0)

Adjustment to long-term debt:

Repayment of existing AMCOL debt and revolving credit facility	$(249.1)
Repayment of existing MTI Senior Notes	(75.0)
Term Facility incurred in connection with the acquisition, net of original issue discount	1,544.4

Net adjustment to long-term debt	$1,220.3

(d)	Reflects the step-up of property to fair value.

(e)
Reflects the net adjustment related to the elimination of AMCOL's historical goodwill of $68.7 million and recording the excess of the estimated purchase price consideration over the estimated fair value of net assets acquired of $642.0 million.

(f)	Reflects the elimination of AMCOL's historical intangible assets of $27.9 million and recording the preliminary estimate of fair value of intangible assets acquired of $214.1 million.

(g)
Reflects the adjustment to deferred taxes of $297.2 million related to the fair value adjustments of acquired assets included in the purchase price. Tax impacts were estimated using a statutory rate of 35%.

(h)	The historical shareholders' equity of AMCOL has been eliminated.

Minerals Technologies Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2013

The table below summarizes the adjustments to equity for purposes of these unaudited condensed combined pro forma financial statements (in millions):

	Shareholders' Equity
	Common Stock	Additional Paid-in Capital	Retained Earnings	Common Stock Held In Treasury	Accumulated Other Comprehensive Income (Loss)	Net Impact on Equity
Elimination of AMCOL historical equity	$(0.3)	$(117.1)	$(359.5)	$—	$26.7	$(450.2)
Write-off of MTI Senior Note make-whole fees & deferred financing fees, net of tax	—	—	(3.8)	—	—	(3.8)
MTI transaction costs, net of tax	—	—	(8.1)	—	—	(8.1)

Total pro forma adjustments	$(0.3)	$(117.1)	$(371.4)	$—	$26.7	$(462.1)

Adjustments to the unaudited pro forma condensed combined statement of operations

(j)	Reflects the adjustment to AMCOL's historical depreciation expense based upon the preliminary valuation and estimated useful lives of fixed assets.

(in millions)	Fair Value	Useful Life	Depreciation Method
Mineral Reserves	547.2	10 - 50 years	Units of Production
Property & Equipment	379.4	3-20 years	Straight Line
	$926.6

(k)	Adjustments to selling and administrative expense are as follows:

Elimination of AMCOL's historical intangible asset amortization	$(3.5)
Estimated intangible asset amortization, as described in Note 4	7.5

Net increase to selling and administrative expense	$4.0

(l)	The following adjustments were made to interest expense :

Elimination of historical AMCOL interest expense and amortization of deferred financing costs, related to debt repaid at close	$10.3
Elimination of historical MTI interest expense, net of interest income of $2 million	1.0
Amortization of deferred financing fees on new debt	(4.1)
Term Facility interest expense and amortization of original issue discount	(64.6)

Net increase to interest expense, net	$(57.4)

Minerals Technologies Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2013

The interest rate on the Term Facility is Libor plus 3.25% with a minimum Libor rate of 0.75 percent. The current Libor rate is 0.23 percent.  A one percent increase in the Libor rate above 0.75 percent would result in additional interest expense of $15.6 million.

Deferred financing fees related to MTI's Term Facility will be amortized over its seven-year term.

(m)	Reflects the recognition of income taxes on the pro forma adjustments using a statutory income tax rate of 35%. The actual effective tax rate of the combined company could differ.

(n)
The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the MTI's weighted average basic and diluted shares. The historical weighted average basic and diluted shares of AMCOL are assumed to be canceled.

Note 6: Accounting Policies
MTI has begun performing a review between the accounting policies of the two companies. Upon completion of this review, MTI may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, MTI is not aware of any differences that would have a material impact on the unaudited pro forma condensed combined financial statements.
Note 7: Inventory
The unaudited pro forma condensed combined statements of operations do not include an adjustment to reflect an increase in cost of sales for the adjustment of inventory to its estimated fair value as of the acquisition date as this adjustment will not have a continuing impact on the consolidated results of the combined company.